SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _X_

                               ________________

                         BANK ONE, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)


A National Banking Association                                36-0899825
                                                           (I.R.S. employer
                                                         identification number)


1 Bank One Plaza, Chicago, Illinois                            60670-0120
      (Address of principal executive offices)                 (Zip Code)

                         Bank One, National Association
                        1 Bank One Plaza, Suite IL1-0120
                          Chicago, Illinois 60670-0120
                     Attn: Steven M. Wagner, (312) 732-3163
            (Name, address and telephone number of agent for service)


                                 --------------
                               CWABS MASTER TRUST
               (Exact name of obligor as specified in its charter)


          Delaware                                            Applied For
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                           identification number)

c/o Wilmington Trust Company
Rodney Square North
Wilmington, Delaware                                            19890-0001
(Address of principal executive offices)                        (Zip Code)



          Revolving Home Equity Loan Asset Backed Notes, Series 2002-D
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
               supervising authority to which it is
               subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise
          corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2.   A copy of the certificates of authority
               of the trustee to commence business.*

          3.   A copy of the authorization of the
               trustee to exercise corporate trust
               powers.*

          4.   A copy of the existing by-laws of the
               trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 28th day of June, 2002.


               Bank One, National Association,
               Trustee

               By   /s/ Steven M. Wagner
                    Steven M. Wagner
                    First Vice President





* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                June 28, 2002



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between CWABS Master Trust, and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    Bank One, National Association



                           By:      /s/ Steven M. Wagner
                                    Steven M. Wagner
                                    First Vice President

                                    EXHIBIT 7


Legal Title of Bank:    Bank One, N.A.        Call Date: 3/31/02
Address:                1 Bank One Plaza           Cert #:  03618     Page RC-1
City, State  Zip:       Chicago, IL 60670

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                         Dollar Amounts in thousands    C300
                                                                                         RCON       BIL MIL THOU        ----
                                                                                         ----       ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule                    RCON
     RC-A):                                                                               ----
     a. Noninterest-bearing balances and currency and coin(1)                             0081         8,993,000         1.a
     b. Interest-bearing balances(2).............................................         0071         1,511,000         1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)................         1754                 0         2.a
     b. Available-for-sale securities (from Schedule RC-B, column D).............         1773        34,349,000         2.b
3.   Federal funds sold and securities purchased under agreements to resell
     a. Federal Funds Sold.......................................................         B987         9,431,000
     b. Securities Purchased under agreements to resell..........................         B989           821,000         3.
4.   Loans and lease financing receivables: (from Schedule RC-C):                         RCON
                                                                                          ----
     a. Loans and leases held for sale...........................................         5369         1,485,000         4.a
                                                                                          5369                 0         4.a
     b. Loans and leases, net of unearned income ................................         B528        88,703,000         4.b
     c. LESS: Allowance for loan and lease losses ...............................         3123         2,182,000         4.c
     d. Loans and leases, net of unearned income and allowance
        (item 4.b minus 4.c).....................................................         B529        86,521,000         4.d
5.   Trading assets (from Schedule RC-D)......... ...............................         3545         3,402,000         5.
6.   Premises and fixed assets (including capitalized leases) ...................         2145           844,000         6.
7.   Other real estate owned (from Schedule RC-M) ...............................         2150            28,000         7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M) .............................................         2130           187,000         8.
9.   Customers' liability to this bank on acceptances outstanding                         2155           181,000         9.
10.  Intangible assets...........................................................
     a. Goodwill.................................................................         3163           449,000        10.a
     b. Other intangible assets (from Schedule RC-M).............................         0426             2,000        10.b
11.  Other assets (from Schedule RC-F)...........................................         2160         9,564,000        11.
12.  Total assets (sum of items 1 through 11) ...................................         2170       157,788,000        12.


-----------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
(3)  Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.



Legal Title of Bank:                Bank One, N.A.            Call Date: 3/31/02
Address:                            1 Bank One Plaza                            Cert #  03618   Page  RC-2
City, State, Zip:                   Chicago, IL 60670

Schedule RC-Continued
                                                                                                 Dollar Amounts in
                                                                                                    Thousands
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                             RCON
                                                                                         ----
       from Schedule RC-E) ......................................................         2200        73,780,000        13.a
       (1)  Noninterest-bearing(1)...............................................         6631        27,715,000        13.a1
       (2)  Interest-bearing.....................................................         6636        46,065,000        13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements
    to repurchase                                                                         RCFN
                                                                                          ----
    a. Federal funds purchased (2)...............................................         B993         5,852,000        14.a
    b. Securities sold under agreements to repurchase (3)........................         RCFD
                                                                                          ----
                                                                                          B995         8,178,000        14.b
15. Trading Liabilities(from Schedule RC-D)......................................         3548         2,443,000        15.
16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M)...................         3190        18,129,000        16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                              2920           181,000        18.
19. Subordinated notes and debentures (2)........................................         3200         3,347,000        19.
20. Other liabilities (from Schedule RC-G).......................................         2930        10,287,000        20.
21. Total liabilities (sum of items 13 through 20)...............................         2948       146,141,000        21.
22. Minority interest in consolidated subsidiaries...............................         3000            58,000        22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus................................         3838                 0        23.
24. Common stock.................................................................         3230           201,000        24.
25. Surplus (exclude all surplus related to preferred stock) ....................         3839         6,661,000        25.
26. a. Retained earnings.........................................................         3632         4,487,000        26.a
    b. Accumulated other comprehensive income (3)................................         B530           (50,000)       26.b
27. Other equity capital components (4)..........................................         A130                 0        27.
28. Total equity capital (sum of items 23 through 27) ...........................         3210        11,299,000        28.
29. Total liabilities, minority interest, and equity
    capital (sum of items 21, 22, and 28)........................................         3300       157,768,000        29.

Memorandum
To be reported only with the March Report of Condition

1.   Indicate in the box at the right the number of the statement                              ------------------
     below that best describes the most comprehensive level of                                  RCON     Number
     auditing work performed for the bank by independent external                              ------------------     Number
     auditors as of any date during 2000........................................                 6724       2         M.I.
                                                                                               ------------------

1  = Independent audit of the bank conducted in         5  = Directors' examination of the bank
     accordance with generally accepted auditing             performed by other external auditors (may be
     standards by a certified public accounting              required by state chartering authority)
     firm which submits a report on the bank            6  = Review of the bank's financial statements
2  = Independent audit of the bank's parent                  by external auditors
     holding company conducted in accordance            7  = Compilation of the bank's financial
     with generally accepted auditing standards              statements by external auditors
     by a certified public accounting firm which        8  = Other audit procedures (excluding tax
     financial statements by external submits a              preparation work)
     report on the consolidated holding company         9  = No external audit work
     (but not on the bank separately)
3  = Attestation on bank management's asseertion
     on the effectiveness of internal control over
     financial reporting by a certified public
     accounting firm.
4  = Directors' examination of the bank
     conducted in accordance with generally
     accepted auditing standards by a certified
     public accounting firm (may be required by
     state chartering authority)

-------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3)  Includes all securities repurchase agreements, regardless of maturity.
(4)  Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.